EXHIBIT 23







                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-40316, No. 2-73221, No. 2-82109, No. 33-21757, and No. 33-59930 of Winnebago
Industries, Inc. on Form S-8 of our reports dated October 21, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of Winnebago Industries, Inc. for the year ended August 27, 1994.



/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
November 14, 1994